EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors
Pacific Biometrics, Inc.:

We have issued our report dated September 18, 2008, accompanying the consolidated financial statements of Pacific Biometrics, Inc., which are incorporated by reference in the Registration Statement on Form S-8. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ PMB Helin Donovan LLP

San Francisco, California
September 24, 2008